Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-43847) pertaining to The Timken Company International Stock Ownership Plan
(2)Registration Statement (Form S-8 No. 333-105333) pertaining to The Timken Share Incentive Plan
(3)Registration Statements (Form S-8 No. 333-62481; Form S-8 No. 333-76062; Form S-8 No. 333-150846; Form S-8 No. 333-157719; Form S-8 No. 333-209677) pertaining to the Company Savings Plan for the Employees of Timken France
(4)Registration Statements (Form S-8 No. 333-174093; Form S-8 No. 333-20458) pertaining to The Timken Company 2011 Long-Term Incentive Plan
(5)Registration Statements (Form S-8 No. 333-231367; Form S-8 No. 333-279102) pertaining to The Timken Company 2019 Equity and Incentive Compensation Plan

of our reports dated February 20, 2025, with respect to the consolidated financial statements and schedule of The Timken Company and subsidiaries and the effectiveness of internal control over financial reporting of The Timken Company and subsidiaries, included in this Annual Report (Form 10-K) of The Timken Company for the year ended December 31, 2024.

                                            /s/ Ernst & Young LLP
Cleveland, Ohio
February 20, 2025